HealthEquity Reports Year-End Sales Metrics
Affirms Business Outlook, Announces Upcoming Events and Presentations
Draper, Utah – February 18, 2025 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced its HSAs, HSA Assets and Total Accounts as of its fiscal year ended January 31, 2025. The Company also affirmed its guidance for fiscal 2025 and 2026, provided an updated HSA cash repricing schedule, and announced upcoming events and presentations.
The total number of HSAs as of January 31, 2025 was 9.9 million, an increase of 14%, from 8.7 million as of January 31, 2024. The Company closed its fiscal year 2025 with 17.0 million Total Accounts, an increase of 9%, from 15.7 million as of January 31, 2024. HSA Assets grew to $32.1 billion as of January 31, 2025, an increase of 27% from $25.2 billion a year earlier.
"Our ongoing investments in innovations helped Team Purple drive record results, breaking the one million new HSAs from sales ceiling and adding nearly $7 billion in HSA Assets in fiscal 2025," said Scott Cutler, President and CEO of HealthEquity. "As we launch into fiscal 2026, we are focused on accelerating and extending our mission’s reach to empower more healthcare consumers."
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2025	January 31, 2024	% Change
HSAs	9,889	8,692	14%
New HSAs from sales - Quarter-to-date	471	497	(5)%
New HSAs from sales - Year-to-date	1,040	949	10%
New HSAs from acquisitions - Year-to-date	616	—	*
HSAs with investments	753	610	23%
CDBs	7,144	7,006	2%
Total Accounts	17,033	15,698	9%
Average Total Accounts - Quarter-to-date	16,677	15,318	9%
Average Total Accounts - Year-to-date	16,302	15,105	8%
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	January 31, 2025	January 31, 2024	% Change
HSA cash	$17,435	$15,006	16%
HSA investments	14,676	10,208	44%
Total HSA Assets	32,111	25,214	27%
Average daily HSA cash - Quarter-to-date	16,634	14,210	17%
Average daily HSA cash - Year-to-date	16,206	14,071	15%
The following table summarizes the amount of HSA cash expected to reprice by fiscal year and the respective average annualized yield as of January 31, 2025:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
2026	$2.3	2.5%
2027	4.1	1.9%
2028	2.1	4.0%
2029	1.5	3.6%
Thereafter	6.6	4.4%
Total (1)	$16.6	3.4%
(1)Excludes $0.8 billion of HSA cash held in floating-rate contracts as of January 31, 2025.

Business outlook
The Company affirmed its previously provided outlook for the fiscal year ended January 31, 2025 and the fiscal year ending January 31, 2026. Please see the Company’s press release dated December 9, 2024 for details.
Upcoming events and presentations
The Company set the date for reporting its fourth quarter and fiscal year 2025 results.
HealthEquity Fourth Quarter and Fiscal Year End 2025 Results Conference Call
Date:        March 18, 2025
Time:        4:30 p.m. Eastern Time / 2:30 p.m. Mountain Time
Dial-In:        1-844-481-2556 (US and Canada) 1-412-317-0560 (International)
Conference ID:    HealthEquity
Webcast:    ir.healthequity.com
The Company also announced that its management team plans to present and meet with investors at the following conference:
Raymond James 46th Annual Institutional Investors Conference
Location:    JW Marriott Orlando Great Lakes
Date:        March 4, 2025
Time:        1:05 p.m. Eastern Time
Webcast:    None
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our vision of saving and improving the lives of healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains and incorporates “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•risks relating to our recent CEO transition;
•the impact of fraudulent account activity on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;

•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2024, and October 31, 2024, and other periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Total Accounts	The sum of HSAs and CDBs on our platforms.